Exhibit 99.1

BioDelivery Sciences Announces Short-Term Supply Constraints

for BUNAVAIL®

RALEIGH, N.C., October 14, 2015 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI) announced short-term supply constraints for BUNAVAIL® (buprenorphine and naloxone) buccal film (CIII) due to a delay in the release to wholesalers of four recently manufactured batches of the product. The delay is the result of the recent introduction of a new source of a standard polymer by the supplier to BDSI’s contract manufacturer of BUNAVAIL. This new source has led to an unforeseeable product specification change requiring U.S. Food and Drug Administration (FDA) approval, and as such, is preventing the release of these four batches to wholesalers. BDSI is interacting with FDA on a daily basis and has submitted to FDA requested documentation to support the specification change needed along with a request for approval to release the existing product to wholesalers. FDA has told BDSI that their decision regarding the requested specification change can be expected within days and no later than next week. A positive decision will allow release of these batches of BUNAVAIL to wholesalers.

Since BDSI’s contract manufacturer also has polymer not related to this source change, this issue applies only to product batches awaiting shipment to wholesalers and not to product currently in production. The issue has no impact on any other BDSI product, including BELBUCA, which has a PDUFA date of October 23.

The batches awaiting the FDA decision are more than adequate to meet current and anticipated market demand for BUNAVAIL. Assuming a positive FDA decision, any near-term supply outages should be limited. Regardless of the decision by FDA, BDSI anticipates having the product currently being manufactured in the field in November.

BDSI management is working diligently with wholesalers, pharmacies and healthcare practitioners to help ensure that available supplies are allocated to locations with high demand. BDSI will communicate material updates regarding this matter, including the decision by FDA, as information becomes available.

About BUNAVAIL

INDICATION

BUNAVAIL (buprenorphine and naloxone) Buccal Film (CIII) is a prescription medicine indicated for the maintenance treatment of opioid dependence. BUNAVAIL should be used as part of a complete treatment plan to include counseling and psychosocial support.

Prescription use of this product is limited under the Drug Addiction Treatment Act (DATA).

IMPORTANT SAFETY INFORMATION

Keep BUNAVAIL (buprenorphine and naloxone) Buccal Film (CIII) out of the sight and reach of children. Ingestion of BUNAVAIL by a child may cause severe breathing problems and death. If a child takes BUNAVAIL, get emergency help right away.

Do not take BUNAVAIL if you are allergic to buprenorphine or naloxone, as serious negative effects including anaphylactic shock, have been reported.

Do not take BUNAVAIL before the effects of other opioids (e.g., heroin, methadone, oxycodone, morphine) have lessened as you may experience withdrawal symptoms.

Do not drive, operate heavy machinery, or perform any other dangerous activities until you know how BUNAVAIL affects you.

BUNAVAIL contains buprenorphine, an opioid that can cause physical dependence. Your doctor can tell you more about the difference between physical dependence and drug addiction. Do not stop taking BUNAVAIL without talking to your doctor. You could become sick with uncomfortable withdrawal symptoms because your body has become used to this medicine.

Do not switch from BUNAVAIL to other medicines that contain buprenorphine without talking with your doctor. The amount of buprenorphine in a dose of BUNAVAIL is not the same as the amount of buprenorphine in other medicines. Your doctor will prescribe a dose of BUNAVAIL that may be different than other buprenorphine-containing medicines you may have been taking.

BUNAVAIL can cause serious life-threatening breathing problems, overdose and death, particularly when taken by the intravenous (IV) route in combination with benzodiazepines, sedatives, tranquilizers or alcohol. You should not drink alcohol while taking BUNAVAIL, as this can lead to loss of consciousness or even death.

Like other opioids (e.g., heroin, methadone, oxycodone, morphine), BUNAVAIL may produce orthostatic hypotension (‘dizzy spells’) in ambulatory individuals.

Common side effects of BUNAVAIL include headache, drug withdrawal syndrome, lethargy (lack of energy), sweating, constipation, decrease in sleep (insomnia), fatigue and sleepiness.

Because BUNAVAIL contains naloxone, injecting BUNAVAIL may cause serious withdrawal symptoms such as pain, cramps, vomiting, diarrhea, anxiety, sleep problems, and cravings.

BUNAVAIL can be abused in a manner similar to other opioids, legal or illicit. Keep BUNAVAIL in a safe place. Do not give your BUNAVAIL to other people, it can cause them harm or even death. Selling or giving away this medicine is against the law.

BUNAVAIL is not recommended in patients with severe hepatic impairment. BUNAVAIL may be used with caution for maintenance treatment in patients with moderate hepatic impairment.

Before taking BUNAVAIL, tell your doctor if you are pregnant or plan to become pregnant. If you become pregnant while taking BUNAVAIL, tell your doctor immediately as there may be significant risks to you and your baby; your baby may have symptoms of withdrawal at birth.

Before taking BUNAVAIL, talk to your doctor if you are breast-feeding or plan to breast-feed your baby. BUNAVAIL can pass into your breast milk and may harm your baby. Monitor your baby for increased sleepiness and breathing problems. Your doctor should tell you about the best way to feed your baby if you are taking BUNAVAIL.

This is not a complete list of potential adverse events associated with BUNAVAIL Buccal Film. Please see full Prescribing Information for a complete list. To report negative side effects associated with taking BUNAVAIL Buccal Film, please call 1-800-469-0261. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088

For more information, please see full Prescribing Information and Medication Guide for BUNAVAIL Buccal Film (CIII)

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s development strategy focuses on utilization of the FDA’s 505(b)(2) approval process. This regulatory pathway creates the potential for more timely and efficient approval of new formulations of previously approved therapeutics.

BDSI’s particular area of focus is the development and commercialization of products in the areas of pain management and addiction. These are areas where BDSI believes its drug delivery technologies and products can best be applied to address critical unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, painful diabetic neuropathy and opioid dependence. BDSI’s headquarters is located in Raleigh, North Carolina.

For more information, please visit or follow us:

Internet:         www.bdsi.com

Facebook:     Facebook.com/BioDeliverySI

Twitter:        @BioDeliverySI

Cautionary Note on Forward-Looking Statements

This press release, the presentations described herein, and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto (including, without limitation, at the presentations described herein) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the duration of the BUNAVAIL supply constraints described herein or the impact of such constraints on the Company, its business and results of operations) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

BDSI®, BEMA® and BUNAVAIL® are registered trademarks of BioDelivery Sciences International, Inc. The BioDelivery Sciences and BUNAVAIL logos are trademarks owned by BioDelivery Sciences International, Inc All other trademarks and tradenames are owned by their respective owners.

© 2015 BioDelivery Sciences International, Inc. All rights reserved.

Contacts

Investors:

Matthew P. Duffy

Managing Director

LifeSci Advisors, LLC

212-915-0685

matthew@lifesciadvisors.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com

Media:

Susan Forman/Laura Radocaj

Dian Griesel Int’l.

212-825-3210

sforman@dgicomm.com

lradocaj@dgicomm.com